EXHIBIT 4.2

The Property Sale & Leaseback arrangements, incorporated into this annual report by reference from the Company’s Annual Report on Form 20-F (File No. 1-8819) for the year ended March 31, 2002 dated May 31, 2002; for a description of these contracts see pages 38 and 39 of the Annual Report 2004, filed as Exhibit 14.1.